                                                                    Exhibit 4.13



                             STOCKHOLDERS AGREEMENT

                                  DATED AS OF

                               FEBRUARY 26, 1997

                                     AMONG

                          FS EQUITY PARTNERS II, L.P.

                          FS EQUITY PARTNERS III, L.P.

                     FS EQUITY PARTNERS INTERNATIONAL, L.P.

                            M&P DISTRIBUTING COMPANY

                               THE LIMITED, INC.

                             WEARGUARD CORPORATION

                            THE TJX COMPANIES, INC.

                                  LEEWAY & CO.

                               NYNEX MASTER TRUST

                                      AND

                                  BRYLANE INC.

                               TABLE OF CONTENTS

                                                                     Page

ARTICLE I     DEFINITIONS...........................................    2

     Section 1.1  Definitions.......................................    2

ARTICLE II    RESTRICTIONS ON TRANSFERS.............................    3

     Section 2.1  Transfers in Accordance with this Agreement.......    3
     Section 2.2  Legend............................................    3
     Section 2.3  Additional Provisions Relating to Transfers.......    5
     Section 2.4  Transfers of Common Stock.........................    5

ARTICLE III   ADDITIONAL RIGHTS AND OBLIGATIONS OF
              STOCKHOLDERS AND THE COMPANY..........................    5

     Section 3.1  Financial Statements..............................    5
     Section 3.2  Confidentiality...................................    6
     Section 3.3  Protection of Business; Nonsolicitation...........    6
     Section 3.4  Acquisition of Common Stock.......................    8
     Section 3.5  Fiscal Year.......................................    8
     Section 3.6  Obligation to Sell Securities; Rights of Inclusion    8

ARTICLE IV    CORPORATE GOVERNANCE..................................   10

     Section 4.1  Board of Directors................................   10
     Section 4.2  Corporate Actions.................................   12
     Section 4.3  Not Applicable to TJX, Leeway or NYNEX............   12

ARTICLE V     TERMINATION...........................................   12

     Section 5.1  Termination.......................................   12

ARTICLE VI    MISCELLANEOUS.........................................   12

     Section 6.1  Remedies..........................................   12
     Section 6.2  Successors and Assigns............................   13
     Section 6.3  No Waivers; Amendments............................   13
     Section 6.4  Notices...........................................   14
     Section 6.5  Inspection........................................   16
     Section 6.6  Governing Law.....................................   16
     Section 6.7  Section Headings..................................   16

                                      i.

                                                                     Page
                                                                     ----
     Section 6.8   Entire Agreement.................................   16
     Section 6.9   Severability.....................................   16
     Section 6.10  Counterparts.....................................   17
     Section 6.11  TJX's Agreement to be Bound......................   17

                                      ii.

                             STOCKHOLDERS AGREEMENT
                             ----------------------



          This Stockholders Agreement (the "Agreement") is dated as of this 26th day of February, 1997 among FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International") (FSEP II, FSEP III and FSEP International are collectively referred to herein as the "FS Stockholders"), M&P Distributing Company, a Nevada corporation ("Limited Stockholder"), The Limited, Inc., a Delaware corporation, WearGuard Corporation, a Delaware corporation ("WearGuard"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") and The TJX Companies, Inc., a Delaware corporation ("TJX") and Brylane Inc., a Delaware corporation (the "Company"). Each of the FS Stockholders, the Limited Stockholder, WearGuard, NYNEX, Leeway, TJX and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder".

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, in the manner contemplated by the Agreement of Limited Partnership dated as of August 30, 1993 (as amended from time to time, the "Partnership Agreement") among VGP Corporation, VLP Corporation, Lane Bryant Direct Holding, Inc. (as the successor corporation to Lane Bryant Direct, Inc., Lerner Direct, Inc. and Roaman's, Inc.), WearGuard, NYNEX, Leeway and Chadwick's, Inc., a Massachusetts corporation, (and by which TJX and the Limited Stockholder have agreed to be bound) the Stockholders acquired 14,926,778 shares of the common stock of the Company, par value $0.01 per share (the "Common Stock");

          WHEREAS, the parties have agreed that certain aspects of their relationship as holders of Common Stock of the Company are to be governed by the terms of this Agreement;

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1  Definitions.  As used in this Agreement, the following
                       -----------
terms have the following meanings:

          "Affiliate" means with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Stockholders Agreement, as amended from time to
           ---------
time.

          "Board" means the Board of Directors of the Company.
           -----

          "Business" means the mail order retail business encompassing large
           --------
size women's apparel, moderately priced fashion apparel and related accessories.

          "Business Day" means each day other than Saturdays, Sundays and days
           ------------
when commercial banks are authorized to be closed for business in New York, New York.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Common Stock" shall have the meaning set forth in the preamble.
           ------------

          "Company" shall have the meaning set forth in the preamble.
           -------

          "Competing Business" shall have the meaning set forth in Section 3.3.
           ------------------

          "Freeman Spogli Funds" shall have the meaning set forth in Section
           --------------------
3.3.

          "FS Nominees" shall have the meaning set forth in Section 4.1.
           -----------

          "Limited Nominees" shall have the meaning set forth in Section 4.1.
           ----------------

                                       2.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Public Offering" shall mean, with respect to the Company, any
           ---------------
underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement dated as of the date hereof by and among the parties hereto.

          "Shares" means shares of Common Stock.
           ------

          "Stockholder" shall have the meaning set forth in the preamble.
           -----------

          "The Limited" means The Limited, Inc., a Delaware corporation.
           -----------

          "Transfer" means, with respect to Shares or any other securities, as
           --------
the case may be, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition thereof.

          "Transferee" means any transferee of Shares in a Transfer.
           ----------


                                   ARTICLE II

                           RESTRICTIONS ON TRANSFERS
                           -------------------------

          Section 2.1  Transfers in Accordance with this Agreement.  No
                       -------------------------------------------
Stockholder shall Transfer any Shares, except in compliance with the Securities Act of 1933, as amended, applicable state securities laws and this Agreement. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and the Company shall not, and shall ensure that any transfer agent shall not, register upon its books any Transfer of Shares by a Stockholder to any Person except a Transfer in accordance with this Agreement.

          Section 2.2  Legend.
                       ------

               (a) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares issued to any Stockholder and any certificate for Shares issued in exchange for any similarly legended certificate shall bear a legend reading substantially as follows:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

                                       3.

          AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT OF BRYLANE INC. (THE "COMPANY"), DATED AS OF FEBRUARY 26, 1997, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                                       4.

The foregoing legend shall be in addition to any other legend required to be placed on any certificates for Shares under applicable law.

               (b) No Transfer of Shares (other than in a Public Offering, in accordance with Rule 144 under the Securities Act of 1933, as amended, or to the Company) shall be effective unless the certificates representing the Shares issued to the Transferee bear the legend set forth in clause (a) of this Section.

          Section 2.3  Additional Provisions Relating to Transfers.  The
                       -------------------------------------------
following provisions shall apply to each Transfer permitted under this Article
II:

               (a) The Stockholder making a Transfer permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

               (b) No Transfer by a Stockholder permitted hereunder shall relieve the transferor Stockholder of any of its obligations or liabilities under this Agreement arising prior to consummation of such Transfer.

          Section 2.4  Transfers of Common Stock.  Subject to Sections 2.1, 2.2
                       -------------------------
and 2.3, any Stockholder may Transfer all or any portion of the Common Stock held by it, provided that, prior to a Transfer to an Affiliate of a Stockholder, such Affiliate shall enter into a written agreement to be bound by the terms and conditions of this Agreement which are applicable to all Stockholders.


                                  ARTICLE III

                       ADDITIONAL RIGHTS AND OBLIGATIONS
                       ---------------------------------
                        OF STOCKHOLDERS AND THE COMPANY
                        -------------------------------

          Section 3.1  Financial Statements.
                       --------------------

               (a) As soon as practicable following the end of each fiscal year of the Company but in any event within 90 days after the end of such fiscal year, the Board shall cause to be prepared and delivered to each Stockholder statements of income and cash flows for the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency.

               (b) No later than ten days following the end of each fiscal month of the Company (other than the last fiscal month of each fiscal year), the Company shall prepare and deliver to each Stockholder statements of income and cash flows of the Company

                                       5.

for such month and for the year to date and an unaudited balance sheet of the Company as of the end of such month, in each case setting forth comparative figures for the related periods in the prior fiscal year and certified by the chief financial officer of the Company as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency; provided that (i) the Board shall use its best efforts to cause
             --------
such monthly financial statements and related materials to be delivered within 5 days of the end of each fiscal month and (ii) in the event that it is not possible to deliver such financial statements and related information within the 10 day period specified in this Section 3.1(b), the Company shall deliver drafts of such financial statements and related materials within such 10 day period and shall deliver the final versions thereof as promptly as possible, but in no event later than 45 days after the end of the relevant fiscal month.

               (c) No later than five days after transmission thereof, the Company shall deliver to each Stockholder, copies of all financial statements, proxy statements, notices and reports as the Company shall deliver to its debt or equity holders or its lenders and copies of all registration statements (without exhibits), other than Form S-8 or any similar successor form, and all reports which the Company files with the Commission. The Company shall not be obligated pursuant to this provision or Section 3.1(d) to deliver to any Stockholder which competes with any retail or catalogue business conducted by The Limited as of the date of the Partnership Agreement, any material non-public information concerning the Marks licensed under the Trademark License Agreement dated as of August 20, 1993 among the licensors referred to therein and Lane Bryant Direct Holding, Inc. (as the successor corporation to Lane Bryant Direct, Inc., Lerner Direct, Inc. and Roaman's, Inc.) as amended from time to time.

               (d) At the request of any Stockholder and at such Stockholder's expense, the Board shall prepare and deliver, or cause to be prepared and delivered, to each Stockholder, as soon as practicable following such request, any additional financial information and statements as such Stockholder shall from time to time reasonably request.

          Section 3.2  Confidentiality.  All information received pursuant to
                       ---------------
Section 3.1 shall be kept confidential by each Stockholder except for information which (a) was available to such Stockholder on a non-confidential basis prior to its provision to such Stockholder under this Agreement, (b) becomes generally available to the public other than as a result of a disclosure by such Stockholder, (c) becomes available to such Stockholder on a nonconfidential basis other than as a result of the provision of such information under this Agreement or (d) such Stockholder is legally compelled to disclose.

          Section 3.3  Protection of Business; Nonsolicitation.
                       ---------------------------------------

               (a) The Company and the FS Stockholders each hereby covenant and agree that for so long as The Limited holds a direct or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then outstanding, none of the Company, the FS Stockholders or any Affiliate of such Person shall, directly or indirectly, engage anywhere in the world in any activities that compete with any business

                                       6.

conducted by The Limited or any of its Affiliates as such businesses are conducted as of the date of the Partnership Agreement (a "Competing Business"); provided that this Section shall not (i) prevent the Company, the Stockholders
--------
or any of their Affiliates from engaging anywhere in the world in any activity that the Business is engaged in on the date of the Partnership Agreement, (ii) apply to investments by the Company, the Stockholders or any of their Affiliates in securities of another entity which constitute, in the aggregate, less than 5% of the outstanding shares of such entity entitled to vote generally in the election of directors or similar persons, (iii) prohibit the acquisition (by merger or otherwise) of the securities or assets of a business where the gross revenues of such business attributable to Competing Businesses constitute less than 15% of the total gross revenues of such business and where the entry into a Competing Business is not the principal purpose of such acquisition, (iv) apply to any Transferee of Common Stock, where the relevant Transfer is effected in accordance with the terms of this Agreement, (v) prohibit the Company, the Stockholders or any of their Affiliates from engaging in Competing Businesses where such Competing Businesses are ancillary to another existing business of the Company, the Stockholders or any such Affiliate, as the case may be, and constitute less than 15% of the total gross revenues of such business, (vi) prohibit the Company from operating outlet stores for its merchandise where (A) such stores are not operated under either the "Lerner" or "Lane Bryant" name (or any confusingly similar name), (B) tags on merchandise bearing either such name are removed, clipped or otherwise mutilated to indicate to the customer that such goods are not first class goods and (C) such stores are not located within 10 miles of a Lerner or Lane Bryant retail store; provided that this Section
                                                  --------
shall not obligate the Company to move a retail store selling such merchandise if, after the opening of such store, a Lerner or Lane Bryant retail store is opened within such 10 mile radius, (vii) prohibit FS Equity Partners II, L.P., a California limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, or any other investment fund organized by Freeman Spogli & Co. or any Affiliate of Freeman Spogli & Co. (collectively, the "Freeman Spogli Funds") or any limited partner of the Freeman Spogli Funds from owning or acquiring a Competing Business in transactions not involving the Company or any Stockholder other than an FS Stockholder (in which case this Section 3.3(a) shall not apply to such Competing Business), (viii) prohibit a lender to the Company pursuant to the exercise of remedies under the relevant financing documents or a financial institution, pension fund, insurance company or other institutional investor with widely diversified interests (which may include minority, passive interests in Competing Businesses) from acquiring an interest in the Company, or (ix) prohibit the Company or any of its subsidiaries (including without limitation the Partnership) from engaging in the conduct of a mail order retail business encompassing regular size or large size men's apparel and related accessories so long as such apparel and accessories are substantially similar to the products offered by the Partnership's KingSize Division as of October 14, 1996 at price points substantially similar or lower than those for the comparable products offered by the KingSize Division as of the date hereof.

               (b) For so long as The Limited holds a direct or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then outstanding, neither the Company nor the FS Stockholders nor any of their Affiliates

                                       7.

shall, without the prior written approval of The Limited, directly or indirectly solicit any person who is an employee of The Limited or any Affiliate of The Limited at any time on or after the date of this Agreement to terminate his or her relationship with The Limited or any Affiliate of The Limited; provided that
                                                                   --------
the foregoing shall not apply to (i) persons hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit such person) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of The Limited or any Affiliate of The Limited, (ii) any Transferee of Common Stock where the relevant Transfer is effected in accordance with the terms of this Agreement, (iii) any Competing Business owned or acquired by the Freeman Spogli Funds or by any limited partner of the Freeman Spogli Funds in accordance with clause (vii) of
Section 3.3(a) or (iv) a Stockholder referred to in clause (viii) of Section 3.3(a).

               (c) Notwithstanding anything to the contrary contained in this
Section 3.3, the parties expressly agree that the provisions of Section 3.3(a) and 3.3(b) shall not apply to (i) WearGuard, ARAMARK Corporation, a Delaware corporation ("ARAMARK") (the parent of WearGuard), or any of their respective subsidiaries, (ii) TJX, or any of its respective subsidiaries, (iii) Leeway or any of its Affiliates or (iv) NYNEX or any of its Affiliates.

          Section 3.4  Acquisition of Common Stock.  No Stockholder shall, and
                       ---------------------------
no Stockholder (other than Leeway and NYNEX) shall permit any of their respective Affiliates to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, directly or indirectly, beneficial ownership of additional Common Stock.

          Section 3.5  Fiscal Year.  For so long as The Limited holds a direct
                       -----------
or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then outstanding, the FS Stockholders will direct their nominees on the Board to take any and all actions necessary to cause the fiscal and taxable year of the Company to be the fiscal year of The Limited in effect on the date hereof (which ends on the Saturday closest to January 31 of each year).

          Section 3.6  Obligation to Sell Securities; Rights of Inclusion.
                       --------------------------------------------------

               (a) If the FS Stockholders find a third-party buyer for all of the Shares held by the FS Stockholders or if the FS Stockholders are required to sell all their Shares for any reason (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of the FS Stockholders, each of WearGuard, Leeway and NYNEX shall sell all of its Shares on the same terms and conditions as apply to the FS Stockholders' sale, except that none of WearGuard, Leeway or NYNEX shall be required to make any representation or warranty in connection with such sale other than as to such Person's valid ownership of its Shares, free and clear of all liens and encumbrances other than those arising under applicable securities laws, and such Person's authority, power and

                                       8.

right to enter into and consummate such sale without violating any other agreement or instrument.

               (b) If the FS Stockholders or any of their Affiliates proposes to offer, sell, assign, grant a participation in or otherwise transfer (each, a "Transfer") all or any part of the shares of Common Stock then held by such Person to any Person (other than a Subsidiary of any of the FS Stockholders) (each, a "Tag Along Offer"), the FS Stockholders shall provide written notice of such Tag Along Offer to WearGuard, NYNEX and Leeway. Such notice shall identify the purchaser, the number of shares of Common Stock proposed to be sold, the consideration offered and any other material terms and conditions of the Tag Along Offer. If the offer price consists in part or in whole of consideration other than cash, the FS Stockholders will provide such information, to the extent reasonably available to the FS Stockholders, relating to such consideration as WearGuard, NYNEX or Leeway may reasonably request in order to evaluate such non-cash consideration.

               (c) Each of WearGuard, Leeway and NYNEX shall have the right ("W,L&N Tag Along Right"), exercisable as set forth below, to Transfer, pursuant to the Tag Along Offer, the Applicable Percentage of its shares of Common Stock on the same terms and conditions as the FS Stockholders or any of its Affiliates. For purposes of this paragraph (c), "Applicable Percentage" means, in connection with any Transfer by the FS Stockholder or any Affiliate of the FS Stockholders, the percentage of such FS Stockholder's (direct or indirect) total number of shares of Common Stock to be sold pursuant to such Transfer. Each such W,L&N Tag Along Right shall be exercisable by delivering written notice to the FS Stockholders within 25 days after receipt of the Offering Notice. Failure to exercise such W,L&N Tag Along Right within such 25-day period shall be regarded as a waiver of such W,L&N Tag Along Right. If the FS Stockholders, directly or indirectly, transfer shares of Common Stock to an Affiliate, such Affiliate shall agree in writing to be bound by the provisions of this subsection (c).

               (d) Each of WearGuard, Leeway and NYNEX acknowledge and agree that the FS Stockholders has granted certain tag-along rights ("Management Tag Along Rights") to certain employees (or former employees) of the Partnership and its subsidiaries and, as a consequence thereof, in the event WearGuard, Leeway or NYNEX desire to exercise an W,L&N Tag Along Right with respect to any Transfer, the Shares transferred by the FS Stockholders, Leeway and NYNEX, as the case may be, shall be reduced as necessary to accommodate the Management Tag Along Rights.

               (e) The rights and obligations of each of the FS Stockholders, WearGuard, Leeway and NYNEX under Sections 3.6(a), (b), (c) and (d) hereof shall not apply in the case of any sale (i) pursuant to a registration statement under the Securities Act of 1933 ("Act") or (ii) into the public market pursuant to Rule 144 of the Act.

                                       9.

                                  ARTICLE IV

                             CORPORATE GOVERNANCE
                             --------------------

          Section 4.1  Board of Directors.
                       ------------------

               (a) The parties shall use their reasonable best efforts to ensure that the Board consists of not more than nine members. Subject to Section 4.1(d), the Limited Stockholder shall be entitled, but not required, to nominate two members (the "Limited Nominees") of the Board. Subject to Section 4.1(d), the FS Stockholders as a group shall be entitled, but not required, to nominate three members (the "FS Nominees") of the Board. The initial members of the Board shall be the members of the Board of Representatives as most recently designated pursuant to the Partnership Agreement and the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with Public Offerings. The Limited Stockholder and any Transferee of the Limited Stockholder agree not to nominate as a member of the Board any nominee or representative of a Person that competes with any retail or catalogue business conducted by The Limited or any of its Affiliates as of the date of the Partnership Agreement.

               (b) (i) Each of the Stockholders agrees to vote or cause to be voted all of the shares beneficially owned or held of record by such Stockholder at any regular or special meeting of the Stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take or cause to be taken all actions otherwise necessary, to ensure the election to the Board of the Limited Nominees and the FS Nominees.

                   (ii) Each of the Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and each Stockholder hereby agrees to vote or cause to be voted all of the Shares beneficially owned or held of record by such Stockholder for, or to take or cause to be taken all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without Cause) of (A) any Limited Nominee if the Limited Stockholder requests such director's removal for any reason, and (B) any FS Nominee if the FS Stockholders request such director's removal for any reason. The Limited Stockholder or the FS Stockholders shall have the right to nominate a new nominee in the event any Limited Nominee or FS Nominee, as the case may be, shall be so removed or shall vacate his directorship for any reason.

               (c) Except as provided in Section 4.1(b)(ii), each Stockholder hereby agrees that, it will not vote in favor of the removal of any Limited Nominee or FS Nominee unless such removal shall be for Cause. For the purposes of this Section 4.1, "Cause" shall mean the willful and continued failure by a director substantially to perform his duties as a director of the Company, the willful engaging by a director in conduct which

                                      10.

is demonstrably and materially injurious to the Company, or the director's conviction of any crime constituting a felony which involves moral turpitude.

               (d) Notwithstanding the foregoing (i) at such time as the Limited Stockholder and any Affiliate of the Limited Stockholder which held Units (as defined in the Partnership Agreement), shall have sold Common Stock and/or Units representing or corresponding in aggregate to more than one-half of the Units held by the Brylane Entities (as defined in the Partnership Agreement) on the date of the Partnership Agreement, the Limited Stockholder shall be entitled to nominate no more than one member of the Board, (ii) at such time as the FS Stockholders or any Affiliate of the FS Stockholders which held Units, shall have sold Common Stock and/or Units representing or corresponding in the aggregate to more than one-third of the Units held by FS Limited Partner and FS General Partner (each as defined in the Partnership Agreement) as a group on the date of the Closing of the Partnership Agreement, the FS Stockholders as a group shall be entitled to nominate no more than two members of the Board, (iii) at such time as the FS Stockholders or any Affiliate of the FS Stockholders which held Units, shall have sold Common Stock and/or Units representing or corresponding in aggregate to more than two-thirds of the Units held by FS Limited Partner and FS General Partner as a group on the date of the Closing (as defined in the Partnership Agreement) the FS Stockholders as a group shall be entitled to nominate no more than one member of the Board and (iv) at such time as the Limited Stockholder or the FS Stockholders shall own less than 5% of the Common Stock, such Stockholder's right to nominate members of the Board shall terminate. Units retired in accordance with Section 8.9 of the Partnership Agreement shall be excluded from any determination under clauses (ii) or (iii) of this Section 4.1(d). Sales of Common Stock by the Limited Stockholder to any wholly-owned subsidiary of The Limited shall not be considered to be a sale under clause (i) of this Section 4.1(d).

               (e) For purposes of Section 4.1(d), the direct or indirect issuance or Transfer to a third party of any capital stock or other ownership interests in, VGP, VLP, any parent entity of VGP or VLP, the Brylane Entities, any parent entity of the Brylane Entities or any successor to any of the foregoing prior to the execution hereof shall be deemed to have been a Transfer of a corresponding percentage of Units (as such term is defined in the Partnership Agreement). The preceding sentence shall not apply to issuances of capital stock of VP Holding Corporation to, or Transfers of capital stock of VP Holding Corporation by, employees of the Partnership, its subsidiaries or Wholly-Owned Entities (as such term is defined in the Partnership Agreement). After execution hereof, the direct or indirect issuance to a third party or Transfer of any capital stock or other ownership interests in the Limited Stockholder or any parent entity of the Limited Stockholder shall be deemed to be a Transfer of the corresponding percentage of shares of Common Stock. The FS Stockholders shall not be deemed to own shares of Common Stock issued to employees of the Partnership, its subsidiaries or Wholly-Owned Entities. The provisions of this Section 4.1(e) shall not apply to sales of stock of, or other equity interests in, The Limited or any general or limited partner of the FS Funds or to sales of equity interests in the FS Funds.

                                      11.

          Section 4.2  Corporate Actions.  The Stockholders each agree that,
                       -----------------
without the consent of (i) the Limited Stockholder in the case of the FS Stockholders, (ii) the FS Stockholders in the case of the Limited Stockholder and (iii) both the FS Stockholder and the Limited Stockholder in the case of WearGuard, Leeway or NYNEX, until one (1) year after the date on which Persons other than The Limited, the FS Funds, TJX, WearGuard, Leeway, NYNEX and their respective Affiliates own 20% or more of the then outstanding Common Stock of the Company, they will vote or cause to be voted all shares of Common Stock beneficially owned by them against, and the FS Stockholders and the Limited Stockholder, to the extent permitted by law, will direct their designees on the Board to vote against, any consolidation, combination or merger of the Company with or into any other Person or any sale or other transfer of all or substantially all of the assets of the Company.

          Section 4.3  Not Applicable to TJX, Leeway or NYNEX.  Notwithstanding
                       --------------------------------------
anything contained in this Article IV to the contrary, the rights and obligations contained in Section 4.1(a), (b) and (c) and Section 4.2 shall not apply to TJX, Leeway or NYNEX.


                                   ARTICLE V

                                  TERMINATION
                                  -----------

          Section 5.1  Termination.  This Agreement shall terminate upon the
                       -----------
occurrence of any of the following:

               (a) the written agreement of each Stockholder;

               (b) the tenth anniversary of the date hereof;

               (c) Stockholders together shall own less than 10% of Common Stock outstanding; or

               (d) the dissolution, liquidation or winding up of the Company.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.1  Remedies.  The Company and the Stockholders acknowledge
                       --------
and agree that in the event of any breach of this Agreement by any one of them, the Company or the relevant Stockholder or Stockholders, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. The Company and the Stockholders accordingly agree (a) to waive the defense in any action for specific performance that a remedy at law would be adequate and
(b) that the Company and the

                                      12.

Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          Section 6.2  Successors and Assigns.  This Agreement, and all
                       ----------------------
obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no rights of any Stockholder under this Agreement may be
         --------
assigned and no Person which receives Common Stock as a result of a Transfer permitted by this Agreement will be bound by the provisions of this Agreement, except as otherwise provided with respect to an Affiliate pursuant to Section
2.4. For purposes of this Section 6.2, any successor or assignee of NYNEX as a result of, or in connection with, the consummation of the proposed merger of Bell Atlantic and NYNEX Corporation shall be deemed to be an Affiliate of NYNEX. Notwithstanding anything contained hereunder to the contrary, Leeway may assign its rights hereunder to a successor trust or plan in connection with a reorganization of the Long-Term Investment Trust (or a constituent trust or plan or the sponsor of a constituent trust or plan), provided that (A) such transfer
                                                --------
shall not materially adversely affect the legal or tax status of the Company,
(B) such transfer does not result in an increase of more than one beneficial owner of Shares for purposes of Section 3(c)(1) of the Investment Company Act of 1940, and (C) that prior to any such assignment, each such assignee Person shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to Leeway.

          Section 6.3  No Waivers; Amendments.
                       ----------------------

               (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto, except that (i) none of WearGuard, TJX, Leeway and NYNEX shall be required to or entitled to approve any amendment, modification or supplement to the Agreement, unless such amendment, modification or supplement to the Agreement would adversely affect the rights hereunder of WearGuard, TJX, Leeway or NYNEX and (ii) with respect to any grant of additional rights hereunder or in any other agreement covering the matters contemplated by the Agreement, Leeway and NYNEX shall be treated equally.

               (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

                                      13.

          Section 6.4  Notices.  All notices, requests and other communications
                       -------
to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given as follows:

          If to the          Brylane Inc.
          Company, to:       463 Seventh Avenue, 21st Floor
                             New York, New York  10018
                             Attention:  Mr. Peter J. Canzone
                             Telecopy:  212-613-9551

          With a copy to:    Riordan & McKinzie
                             300 S. Grand Avenue, 29th Floor
                             Los Angeles, California  90071
                             Attention:  Richard J. Welch, Esq.
                             Telecopy:  213-229-8550

          If to Limited      The Limited, Inc.
          Stockholder or to  Three Limited Parkway
          The Limited, to:   Columbus, Ohio  43230
                             Attention:  General Counsel
                             Telecopy:  614-479-7188

          With a copy to:    Davis Polk & Wardwell
                             450 Lexington Avenue
                             New York, New York  10017
                             Attention: Dennis S. Hersch, Esq.
                                        David L. Caplan, Esq.
                             Telecopy:  212-450-4800

          If to the FS       Freeman Spogli & Co.
          Stockholders, to:  11100 Santa Monica Blvd.
                             Suite 1900
                             Los Angeles, California 90025
                             Attention:  Mr. William M. Wardlaw
                             Telecopy:  310-444-1870

          With a copy to:    Riordan & McKinzie
                             300 S. Grand Avenue, 29th Floor
                             Los Angeles, California  90071
                             Attention:  Richard J. Welch, Esq.
                             Telecopy:  213-229-8550

                                      14.

          If to WearGuard:   WearGuard Corporation
                             c/o ARAMARK Corporation
                             The ARAMARK Towers
                             1100 Market Street
                             29th Floor
                             Philadelphia, Pennsylvania 19107
                             Attention:  General Counsel
                             Telecopy:  (215) 238-3333

          If to NYNEX:       Mellon Bank, N.A., as Trustee
                              for NYNEX Master Trust
                             One Mellon Bank Center
                             Room 3346
                             Pittsburgh, PA  15258-0001
                             Attention:  Robert F. Sass
                             Telecopy:  (412) 236-4225

          with a copy to:    NYNEX Asset Management Company
                             200 Park Avenue
                             New York, New York  10166
                             Attention: A. Jay Baldwin
                                        Bruce Franzese, Esq.
                             Telecopy:  (212) 682-7246

          and to:            Simpson Thacher & Bartlett
                             425 Lexington Avenue
                             New York, New York  10017
                             Attention:  I. Scott Gottdiener, Esq.
                             Telecopy:  (212) 455-2502

          If to Leeway:      Leeway & Co.
                             c/o AT&T Investment Management Corp.
                             One Oak Way, Room 1ED176
                             Berkeley Heights, New Jersey  07922-2727
                             Attention:  Eliot H. Powell
                             Telecopy:  (908) 771-9613

          with a copy to:    Lowenstein, Sandler, Kohl, et. al.
                             A Professional Corporation
                             65 Livingston Avenue
                             Roseland, New Jersey  07068-1791
                             Attention:  George J. Mazin, Esq.
                             Telecopy:  (201) 992-5620

                                      15.

          If to TJX:         The TJX Companies, Inc.
                             770 Cochituate Road
                             Framingham, Massachusetts 01701
                             Attention:  President and General Counsel
                             Telecopy:  (508) 390-2457

          With a copy to:    Arthur G. Siler, Esq.
                             Ropes & Gray
                             One International Place
                             Boston, Massachusetts 02110
                             Telecopy:  (617) 951-7050


or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.
Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 6.4.

          Section 6.5  Inspection.  So long as this Agreement shall be in
                       ----------
effect, this Agreement and any amendments hereto shall be made available for inspection by any Stockholder at the principal offices of the Company.

          Section 6.6  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the state of Delaware (without regard to the choice of law provisions thereof).

          Section 6.7  Section Headings.  The section headings contained in this
                       ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 6.8  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 6.9  Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                                      16.

          Section 6.10  Counterparts.  This Agreement may be signed in
                        ------------
counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          Section 6.11  TJX's Agreement to be Bound.  Upon the acquisition of
                        ---------------------------
any shares of Common Stock by TJX, the parties hereto acknowledge that TJX will be bound by the terms of this Agreement as a Stockholder. Upon TJX's execution hereof, TJX agrees to be bound by the provisions of Section 3.4 of this Stockholders Agreement as if it were a Stockholder as of the date hereof.

                                      17.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                              FS EQUITY PARTNERS II, L.P.
                              By:   Freeman Spogli & Co.
                              Its:  General Partner


                              By:   /s/ John M. Roth
                                   -----------------------------------------
                                    Name:  John M. Roth
                                    Title: General Partner


                              FS EQUITY PARTNERS III, L.P.
                              By:   FS Capital Partners, L.P.
                              Its:  General Partner
                                    By:  FS Holdings, Inc.
                                    Its: General Partner


                                    By:   /s/ John M. Roth
                                         -----------------------------------
                                           Name:  John M. Roth
                                           Title: Vice President


                              FS EQUITY PARTNERS INTERNATIONAL,
                                    L.P.
                              By:   FS&Co. International, L.P.
                              Its:  General Partner
                                    By:  FS International Holdings Limited
                                    Its: General Partner


                                    By:   /s/ John M. Roth
                                         -----------------------------------
                                           Name:  John M. Roth
                                           Title: Vice President

(Signatures continued on next page)

                                      18.

                              M&P DISTRIBUTING COMPANY


                              By:   /s/ John N. Brewer
                                   -----------------------------------------
                                    Name:  John N. Brewer
                                    Title: Asst. Secretary


                              BRYLANE INC.


                              By:   /s/ Robert A. Pulciani
                                   -----------------------------------------
                                    Name:  Robert A. Pulciani
                                    Title: Executive Vice President, Chief
                                           Financial Officer, Secretary and
                                           Treasurer


                              THE LIMITED, INC.


                              By:   /s/ William K. Gerber
                                   -----------------------------------------
                                    Name:  William K. Gerber
                                    Title: Vice President of Finance


                              WEARGUARD CORPORATION


                              By:   /s/ Barbara A. Austell
                                   -----------------------------------------
                                    Name:  Barbara A. Austell
                                    Title: Treasurer


                              THE TJX COMPANIES, INC.


                              By:   /s/ Jay H. Meltzer
                                   -----------------------------------------
                                    Name:  Jay H. Meltzer
                                    Title: Senior Vice President

(Signatures continued on next page)

                                      19.

                              LEEWAY & CO., as nominee for the Long-Term
                              Investment Trust
                              By: State Street Bank and Trust, as Trustee for the Long-Term Investment Trust


                              By:   /s/ Edward J. Lavin Jr.
                                   -----------------------------------------
                                    Name:  Edward J. Lavin Jr.
                                    Title: Vice President


                              NYNEX MASTER TRUST
                              By:   Mellon Bank, N.A., as Trustee for
                                    NYNEX Master Trust, as directed by NYNEX
                                    Corporation


                              By:   /s/ Allan M. Seaman
                                   -----------------------------------------
                                    Name:  Allan M. Seaman
                                    Title: Associate Counsel

                                      20.